UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 11, 2016

Asterias Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36646	46-1047971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Dumbarton Circle
Fremont, CA 94555
 (Address of principal executive offices)

(510) 456-3800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On the record date of the previously announced  warrant distribution (the “Warrant Distribution”) of Asterias Biotherapeutics, Inc. (the “Company”), the Company had 38,404,984 shares of common stock issued and outstanding. Under the Warrant Distribution, the Company will be distributing, at no charge, to its holders of common stock, except for BioTime, Inc., the Company's majority shareholder, transferable Warrants to purchase an aggregate of up to 3,331,483 shares of its Series A common stock, par value $0.0001 per share (the “Common Stock”).  Each shareholder will receive one Warrant to purchase one share of Common Stock at a price of $5.00 per share for every five shares of Common Stock that the shareholder owned as of 5:00 p.m. New York City time on the record date of April 11, 2016 (with the total number of Warrants issuable to each shareholder rounded down to avoid the issuance of fractional warrants).

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

5.1	Opinion of Dentons US LLP
23.1	Consent of Dentons US LLP (included in Exhibit 5.1)
99.1	Warrant Agreement with American Stock Transfer & Trust Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTERIAS BIOTHERAPEUTICS, INC.

Date: April 12, 2016	By:	/s/ Stephen L. Cartt
President & Chief Executive Officer